Exhibit 1.1

American Water Capital Corp.

1025 Laurel Oak Road

Voorhees, New Jersey 08043

[—]% Senior Monthly Notes due 2038

Support Agreement from American Water Works Company, Inc.

Underwriting Agreement

November [—], 2008

Edward D. Jones & Co., L.P.

12555 Manchester Road

St. Louis, Missouri 63131

Ladies and Gentlemen:

American Water Capital Corp., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein, as follows:

1. To issue and sell to Edward D. Jones & Co., L.P. (the “Underwriter”) an aggregate of $50,000,000 principal amount of the [—]% Senior Monthly Notes due 2038 (the “Securities”).

2. The Company previously entered into a support agreement with American Water Works Company, Inc., a Delaware corporation (the “Parent”), dated June 22, 2000 and amended as of July 26, 2000 (as such agreement may be hereinafter amended, modified or supplemented from time to time in accordance with the terms and provisions thereof, the “Support Agreement”). Pursuant to the Support Agreement, the Parent has agreed, among other things, to provide funds to the Company if it is unable to make timely payment of principal of and premium, if any, and interest on Debt (as defined in the Support Agreement) issued by the Company.

3. The Company and the Parent, jointly and severally, represent and warrant to, and agree with, the Underwriter that:

(a) A registration statement on Form S-1 (File No. 333-155245) (the “Initial Registration Statement”) in respect of the Securities has been filed with the Securities and Exchange Commission (the “Commission”); the Initial Registration Statement and any post-effective amendment thereto, each in a form heretofore delivered to the Underwriter, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a “Rule 462(b) Registration Statement”), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Act”), which became effective upon filing, no other document with respect to the Initial Registration Statement has heretofore been filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and, to the Parent’s or the Company’s knowledge, no proceeding for that purpose has been initiated or threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 7(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the Initial Registration Statement at the time it was declared effective, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the “Registration Statement”; the Preliminary Prospectus relating to the Securities that was included in the Registration Statement immediately prior to the Applicable Time (as defined in Section 1(c) hereof) is hereinafter called the “Pricing Prospectus”; such final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the “Prospectus”; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Securities is hereinafter called an “Issuer Free Writing Prospectus”);

(b) No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Underwriter expressly for use therein (the “Underwriter Information”);

(c) For the purposes of this Agreement, the “Applicable Time” is [—] p.m. (Eastern time) on the date of this Agreement. The Pricing Prospectus, as supplemented by the final term sheet prepared and filed pursuant to Section 7(a) hereof, taken together (collectively, the “Pricing Disclosure Package”), as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule I hereto does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this clause (c) shall not apply to statements or omissions made in an Issuer Free Writing Prospectus in reliance upon and in conformity with the Underwriter Information;

(d) (i) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the Trust Indenture Act and the rules and regulations of the Commission thereunder and (ii) the Registration Statement and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus do not and will not, as of the applicable effective date as to each part of the Registration Statement and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information;

(e) None of the Parent, the Company or any of the Parent’s other subsidiaries has sustained since the date of the latest audited financial statements included in the Pricing Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus, there has not been any change in the capital stock or increase in long-term debt of the Parent, the Company or any of the Parent’s other subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders’

equity or results of operations of the Parent, the Company and the Parent’s other subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Pricing Prospectus;

(f) The Parent, the Company and each of the Parent’s other subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Pricing Prospectus or such as do not affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Parent, the Company and each of the Parent’s other subsidiaries except, in each case, as would not, individually or in the aggregate, have a material adverse effect on the financial condition, stockholders’ equity, properties or results of operations of the Parent, the Company and the Parent’s other subsidiaries, taken as a whole (a “Material Adverse Effect”); and any real property and buildings held under lease by the Parent, the Company and each of the Parent’s other subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Parent, the Company and each of the Parent’s other subsidiaries, otherwise than as set forth or contemplated in the Pricing Prospectus or as would not, individually or in the aggregate, have a Material Adverse Effect;

(g) Each of the Parent and the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Pricing Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, have a Material Adverse Effect; and each subsidiary of the Parent listed on Schedule III hereto (each a “Significant Subsidiary”) has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, except where the failure to be in good standing would not, individually or in the aggregate, have a Material Adverse Effect;

(h) All of the issued shares of capital stock of the Parent and the Company have been duly and validly authorized and issued and are fully paid and non-assessable; and all of the issued shares of capital stock of each Significant Subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable and (except for directors’ qualifying shares and except as otherwise set forth in the Pricing Prospectus) are owned directly or indirectly by the Parent, free and clear of all liens, encumbrances, equities or claims, except for liens, encumbrances, equities or claims that would not, individually or in the aggregate, have a Material Adverse Effect;

(i) This Agreement has been duly authorized, executed and delivered by each of the Company and the Parent; the Securities have been duly authorized and, when issued and delivered pursuant to this Agreement, will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the indenture to be dated as of November [—], 2008 between the Company and Wells Fargo Bank, N.A., as Trustee (the “Trustee”) as amended (the “Indenture”), under which they are to be issued, which will be substantially in the form filed as an exhibit to the Registration Statement; the Indenture has been duly authorized and duly qualified under the Trust Indenture Act and, when executed and delivered by the Company and the Trustee, the Indenture will constitute a valid and legally binding instrument, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles; the Support Agreement has been duly authorized, executed and delivered by the Parent and the Company and constitutes a valid and legally binding instrument, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and the Securities, the Indenture and the Support Agreement will conform to the descriptions thereof in the Pricing Prospectus and the Prospectus and will be in substantially the form previously delivered to you;

(j) None of the transactions contemplated by this Agreement (including, without limitation, the use of the proceeds from the sale of the Securities) will violate or result in a violation of Section 7 of the Exchange Act, or any regulation promulgated thereunder, including, without limitation, Regulations T, U, and X of the Board of Governors of the Federal Reserve System;

(k) The issue and sale of the Securities and the compliance by the Parent and the Company with all of the provisions of the Securities, the Indenture, the Support Agreement and this Agreement and the consummation of the transactions herein and therein contemplated (i) will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Parent, the Company or any of the Parent’s other subsidiaries is a party or by which the Parent, the Company or any of the Parent’s other subsidiaries is bound or to which any of the property or assets of the Parent, the Company or any of the Parent’s other subsidiaries is subject, and (ii) will not result in any violation of (A) the provisions of the Certificate of Incorporation or the By-laws of the Company or the Restated Certificate of Incorporation or the Amended and Restated By-laws of the Parent or (B) any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Parent, the Company or any of the Parent’s other subsidiaries or any of their properties, except in the case of clauses (i) and (ii)(B) for any conflict, breach or violation that would not, individually or in the aggregate, have a Material Adverse Effect or impair the ability of the Parent or the Company to consummate the transactions contemplated by this Agreement; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Securities or the consummation by the Parent or the Company of the transactions contemplated by this Agreement, the Indenture, or the Support Agreement, except (i) the registration under the Act of the Securities (including, without limitation, the declaration of effectiveness of the Initial Registration Statement by the Commission), (ii) such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriter, (iii) the approval of the Financial Industry Regulatory Authority (“FINRA”) of the underwriting terms and arrangements in connection with the purchase and distribution of the Securities by the Underwriter and (iv) such consents, approvals, authorizations, orders, registrations or qualifications that have already been obtained or the failure of which to obtain would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or impair the ability of the Parent or the Company to consummate the transactions contemplated by this Agreement;

(l) None of the Parent, the Company or any of the Parent’s other subsidiaries is (A) in violation of its Certificate of Incorporation or By-laws, in the case of the Company, or its Restated Certificate of Incorporation or Amended and Restated By-laws, in the case of the Parent, or similar organizational documents, in the case of the Parent’s other subsidiaries, or (B) in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except in the case of clause (A) (with respect to subsidiaries of the Parent other than the Company and the Significant Subsidiaries) and clause (B), for violations or defaults that would not, individually or in the aggregate, have a Material Adverse Effect;

(m) The statements set forth in the Pricing Prospectus and Prospectus under the caption “Description of the Notes”, insofar as they purport to constitute a summary of the terms of the Securities, under the caption “Underwriting” insofar as they purport to describe the provisions of the documents described therein, under the caption “United States Federal Income Tax Considerations”, and under the captions “Risk Factors—Risks Related to Our Industry and Business—Our utility operations are heavily regulated. Decisions by state PUCs and other regulatory agencies can significantly affect our business and results of operations”, “Risk Factors—Risks Related to Our Industry and Business—In order to consummate the proposed RWE Divestiture, we and RWE were required to obtain approvals from thirteen state PUCs. There can be no guarantee that some state PUC approvals already granted to us will not be appealed, withdrawn, modified or stayed”; “Risk Factors—Risks Related to our Industry and Business—In order to obtain the state PUC approvals to consummate the proposed RWE Divestiture we were required to accept certain conditions and restrictions that could increase our costs”; and “Business—Our Regulated Businesses—Regulation—Economic Regulation” insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair in all material respects;

(n) Other than as set forth in the Pricing Prospectus, there are no legal or governmental proceedings pending to which the Parent, the Company or any of the Parent’s other subsidiaries is a party or of which any property of the Parent, the Company or any of the Parent’s other subsidiaries is the subject which would reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect; and, to the best of the Company’s and the Parent’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

(o) Neither the Parent nor the Company is or, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof, will be an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(p) At the time of filing the Initial Registration Statement the Company was not and is not an “ineligible issuer,” as defined under Rule 405 under the Act;

(q) PricewaterhouseCoopers LLP, which has certified certain financial statements of the Parent and its subsidiaries, is an independent registered public accounting firm with respect to the Parent and its subsidiaries as required by the Act and the rules and regulations of the Commission thereunder;

(r) Except as disclosed in the Pricing Prospectus, the Parent maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies in all material respects with the requirements of the Exchange Act and has been designed by the Parent’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. Except as disclosed in the Pricing Prospectus, the Parent’s internal control over financial reporting is effective and the Parent is not aware of any material weaknesses in its internal control over financial reporting;

(s) Except as disclosed in the Pricing Prospectus, since the date of the latest audited financial statements included in the Pricing Prospectus, there has been no change in the Parent’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Parent’s internal control over financial reporting;

(t) The Parent maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply in all material respects with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Parent, the Company and each of the Parent’s other subsidiaries is made known to the Parent’s principal executive officer and principal financial officer by others within those entities; and, except as disclosed in the Pricing Prospectus, such disclosure controls and procedures are effective;

(u) The Parent, the Company and each of the Parent’s other subsidiaries possess all permits, licenses, franchises, authorizations, registrations, qualifications and approvals of governmental or regulatory authorities as may be required of them to own their properties and conduct their businesses in the manner described in the Pricing Prospectus (collectively, “Permits”), except where the failure to possess such Permits would not, individually or in the aggregate, have a Material Adverse Effect; and the Parent, the Company and each of the Parent’s other subsidiaries have fulfilled and performed all of their obligations with respect to such Permits, and no event has occurred which allows or, after notice or lapse of time or both, would allow revocation or termination thereof or result in any other material impairment of the rights of the holder of any such Permit, except, in each case, as would not, individually or in the aggregate, have a Material Adverse Effect;

(v) To the Parent’s and the Company’s knowledge, the Parent, the Company and each of the Parent’s other subsidiaries own, possess or have the right to employ sufficient patents, patent rights, licenses, inventions, copyrights, know how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, software, systems or procedures), trademarks, service marks and trade names, inventions, computer programs, technical data and information (collectively, the “Intellectual Property Rights”) reasonably necessary to conduct their businesses as now conducted, except where the failure to own, possess or have the right would not, individually or in the aggregate, have a Material Adverse Effect. None of the Parent, the Company or any of the Parent’s other subsidiaries has received any notice of infringement or conflict with asserted rights of others with respect to any of the Intellectual Property Rights, whether or not arising from transactions in the ordinary course of business, except for such infringements or conflicts that would not, individually or in the aggregate, have a Material Adverse Effect. To the Parent’s and the Company’s knowledge, the use of the Intellectual Property Rights in connection with the business and operations of the Parent, the Company and each of the Parent’s other subsidiaries does not infringe on the rights of any person;

(w) Except as disclosed in the Pricing Prospectus, none of the Parent, the Company or any of the Parent’s other subsidiaries (i) is in violation of any law, statute, or any rule, regulation, decision or order of any governmental agency or body or any court relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), (ii) owns or operates any real property which, to its knowledge, is contaminated with any substance that is regulated under any Environmental Laws, (iii) is, to its knowledge, liable for any off-site disposal or contamination pursuant to any Environmental Laws, or (iv) has received any written notice of any claim under any Environmental Laws, and the Parent and the Company are not aware of any pending investigation which could reasonably be expected to lead to such a claim, in the case of clauses (i), (ii), (iii) and (iv), which could have, individually or in the aggregate, a Material Adverse Effect;

(x) The Parent, the Company and each of the Parent’s other subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are, in management’s judgment, prudent and customary in the businesses in which they are engaged; none of the Parent, the Company or any such subsidiary has been refused any insurance coverage sought or applied for; and none of the Parent, the Company or any such other subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not, individually or in the aggregate, have a Material Adverse Effect, except, in each case, as set forth in or contemplated in the Pricing Prospectus;

(y) Neither the Parent nor the Company has taken or will take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities;

(z) The Parent is in compliance in all material respects with all provisions of the Sarbanes-Oxley Act of 2002 that are effective and applicable to the Parent as of the date hereof;

(aa) The Parent, the Company and each of the Parent’s other subsidiaries have filed all required federal, state and foreign tax returns, and have paid all taxes shown as due thereon except where the failure to so file such returns would not, individually or in the aggregate, have a Material Adverse Effect; and other than tax deficiencies which the Parent, the Company or any of the Parent’s other subsidiaries is contesting in good faith and for which the Parent, the Company or any of the Parent’s other subsidiaries has provided adequate reserves, there is no tax deficiency that has been asserted in writing against the Parent, the Company or any of the Parent’s other subsidiaries that would, individually or in the aggregate, have a Material Adverse Effect; and the United States federal income tax returns of the Parent, the Company and each of the Parent’s other subsidiaries through the fiscal year ended December 31, 2007 have been settled and no assessment in connection therewith has been made against the Parent, the Company or any of the Parent’s other subsidiaries that would, individually or in the aggregate, have a Material Adverse Effect; and

(bb) None of the following events has occurred or exists: (i) a failure to fulfill the obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the regulations and published interpretations thereunder with respect to a Plan, determined without regard to any waiver of such obligations or extension of any amortization period; (ii) an audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other federal or state governmental agency or any foreign regulatory agency with respect to the employment or compensation of employees by any of the Parent, the Company or any of the Parent’s other subsidiaries that could, individually or in the aggregate, have a Material Adverse Effect; (iii) any breach of any contractual obligation, or any violation of law or applicable qualification standards, with respect to the employment or compensation of employees by the Parent, the Company or any of the Parent’s other subsidiaries that could, individually or in the aggregate, have a Material Adverse Effect. None of the following events has occurred or is reasonably likely to occur: (i) an increase in the aggregate amount of contributions required to be made to all Plans in the current fiscal year of the Parent, the Company and each of the Parent’s other subsidiaries compared to the amount of such contributions made in the most recently completed fiscal year of the Parent, the Company and each of the Parent’s other subsidiaries; (ii) an increase in the “accumulated post-retirement benefit obligations” (within the meaning of Statement of Financial Accounting Standards 106) of the Parent, the Company and each of the Parent’s other subsidiaries compared to the amount of such obligations in the most recently completed fiscal year of the Parent, the Company and each of the Parent’s other subsidiaries; (iii) any event or condition giving rise to a liability under Title IV of ERISA; or (iv) the filing of a claim by one or more employees or former employees of the Parent, the Company or any of the Parent’s other subsidiaries related to their employment, in the case of clauses (i), (ii), (iii) and (iv), that could, individually or in the aggregate, have a Material Adverse Effect. For purposes of this paragraph, the term “Plan” means a plan (within the meaning of Section 3(3) of ERISA) subject to Title IV of ERISA with respect to which the Parent, the Company or any of the Parent’s other subsidiaries may have any liability.

Any certificate signed by any authorized officer of the Parent or the Company and delivered to the Underwriter or counsel for the Underwriter in connection with the offering of the Securities shall be deemed a representation and warranty by the Parent and the Company, as to matters covered thereby, to the Underwriter.

4. Subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the Underwriter, and the Underwriter agrees to purchase from the Company, the Securities at a purchase price of [—]% of the principal amount thereof, including accrued interest, if any, from November [—], 2008 to the Time of Delivery hereunder.

5. Upon the authorization by the Company of the release of the Securities, the Underwriter proposes to offer the Securities for sale upon the terms and conditions set forth in the Prospectus.

6. (a) The Securities to be purchased by the Underwriter hereunder will be represented by one or more definitive global Securities in book-entry form which will be deposited by or on behalf of the Company with The Depository Trust Company (“DTC”) or its designated custodian. The Company will deliver the Securities to the Underwriter, for the account of the Underwriter, against payment by or on behalf of the Underwriter of the purchase price therefor by wire transfer of Federal (same day) funds, by causing DTC to credit the Securities to the account of the Underwriter at DTC. The Company will cause the certificates representing the Securities to be made available to the Underwriter for checking at least forty-eight hours prior to the Time of Delivery hereunder at the office of Sullivan & Cromwell LLP, 125 Broad Street, New York, New York 10004 (the “Closing Location”). The time and date of such delivery and payment shall be 9:30 a.m., New York City time, on November [—], 2008 or such other time and date as the Underwriter and the Company may agree upon in writing. Such time and date are herein called the “Time of Delivery”.

(b) The documents to be delivered at the Time of Delivery by or on behalf of the parties hereto pursuant to Section 10 hereof, including the cross receipt for the Securities and any additional documents requested by the Underwriter pursuant to Section 10 hereof, will be delivered at the Closing Location, and the Securities will be delivered through the facilities of DTC, all at the Time of Delivery. A meeting will be held at the Closing Location at 2:00 p.m., Eastern time, on the New York Business Day next preceding the Time of

Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Agreement, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.

7. Each of the Parent and the Company, jointly and severally, agrees with the Underwriter:

(a) To prepare the Prospectus in a form approved by the Underwriter and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the Time of Delivery without the consent of the Underwriter promptly after reasonable notice thereof (which consent shall not be unreasonably withheld); to advise the Underwriter, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish the Underwriter with copies thereof; to prepare a final term sheet, containing solely a description of the Securities, in a form substantially consistent with Schedule II hereto and to file such term sheet pursuant to Rule 433(d) under the Act within the time required by such Rule; to file promptly all other material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to advise the Underwriter, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Securities, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order;

(b) Promptly from time to time to take such action as the Underwriter may reasonably request to qualify the Securities for offering and sale under the securities laws of such jurisdictions as the Underwriter may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities, provided that in connection therewith neither the Parent nor the Company shall be required to qualify as a foreign corporation or to file a general consent to service of process or subject itself to taxation for doing business in any jurisdiction;

(c) To use reasonable efforts to furnish to the Underwriter as soon as practicable after the date of this Agreement but no later than 5:30 p.m., New York City time, on the second New York Business Day immediately succeeding the date of this Agreement and from time to time, with electronic copies of the Prospectus and on the fourth New York Business Day immediately succeeding the date of this Agreement and from time to time, with printed copies of the Prospectus in St. Louis in such quantities as the Underwriter may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is, based on advice of counsel, required at any time during the period from the time of issue of the Prospectus until the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Securities and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus in order to comply with the Act, to notify the Underwriter and upon the request of the Underwriter to prepare and furnish without charge to the Underwriter and to any dealer in securities as many written and electronic copies as the Underwriter may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case the Underwriter is required, to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Securities at any time nine months or more after the time of issue of the Prospectus, upon the request of the Underwriter but at the expense of the Underwriter, to prepare and deliver to the Underwriter as many written and electronic copies as the Underwriter may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(d) To make generally available to its securityholders as soon as practicable, but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Parent and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Parent, Rule 158);

(e) During the period beginning from the date hereof and continuing until the date 60 days after the date hereof, not to offer, sell, contract to sell, or otherwise dispose of, except as provided hereunder, any securities of the Parent or the Company that are substantially similar to the Securities without the Underwriter’s prior written consent;

(f) To take all reasonable action necessary to enable Standard & Poor’s Ratings Service, a division of McGraw Hill, Inc. and Moody’s Investors Service Inc. to provide their respective credit ratings of the Securities;

(g) During a period of three years from the effective date of the Registration Statement, to furnish to the holders of the Securities as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders’ equity and cash flows of the Parent and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), to make available to the holders of the Securities consolidated summary financial information of the Parent and its subsidiaries for such quarter in reasonable detail; provided, however, that the Parent and the Company may satisfy the requirements of this subsection by making any such reports, communications or information available on its web site or by filing such information with the Commission via EDGAR or any successor filing system thereto;

(h) During a period of three years from the effective date of the Registration Statement, to furnish to the Underwriter copies of all reports or other communications (financial or other) furnished to the holders of the Securities, and to deliver to the Underwriter as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Parent or the Company is listed, provided, however, that the Parent and the Company may satisfy the requirements of this subsection by making any such reports, communications or information available on its web site or by filing such information with the Commission via EDGAR or any successor filing system thereto;

(i) To use the net proceeds received by it from the sale of the Securities pursuant to this Agreement in the manner specified in the Pricing Prospectus under the caption “Use of Proceeds”;

(j) To use its reasonable best efforts to list, subject to notice of issuance, the Securities on the New York Stock Exchange (the “Exchange”); and

(k) If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act.

8. (a) (i) Each of the Parent and the Company represents and agrees that, other than the final term sheet in a form substantially consistent with Schedule II hereto and filed pursuant to Section 7(a) hereof, without the prior written consent of the Underwriter, it has not made and will not make any offer relating to the Securities that would constitute a “free writing prospectus” as defined in Rule 405 under the Act; (ii) the Underwriter represents and agrees that, without the prior written consent of the Company, other than one or more term sheets relating to the Securities substantially consistent with Schedule II hereto, containing no “issuer information” (as defined in Rule 433(h)(2) under the Act) that was not included in the Preliminary Prospectus or Pricing Prospectus, it has not made and will not make any offer relating to the Securities that would constitute a free writing prospectus; and (iii) any such free writing prospectus the use of which has been consented to by the Company and the Underwriter is listed on Schedule I hereto;

(b) The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and the Company represents that it has satisfied and agrees that it will satisfy the conditions under Rule 433 under the Act to avoid a requirement to file with the Commission any electronic road show; and

(c) The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Underwriter and, if requested by the Underwriter, will prepare and furnish without charge to the Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with the Underwriter Information.

9. Each of the Parent and the Company covenants and agrees with the Underwriter that the Parent and the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Parent’s and the Company’s counsel and accountants in connection with the registration of the Securities under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, any

Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriter and dealers; (ii) the cost of printing or producing this Agreement, the Indenture, the Support Agreement, any Blue Sky survey, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iii) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws as provided in Section 7(b) hereof, including the fees and disbursements of counsel for the Underwriter in connection with such qualification and in connection with any Blue Sky survey; (iv) all fees and expenses in connection with listing the Securities on the New York Stock Exchange; (v) any fees charged by securities rating services for rating the Securities; (vi) the cost of preparing the Securities; (vii) the fees and expenses of the Trustee and any agent of the Trustee and the fees and disbursements of counsel for the Trustee in connection with the Indenture, the Securities and the Support Agreement; (viii) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriter in connection with, the review by FINRA of the terms of the sale of the Securities, payable upon the sale of the Securities to the Underwriter; and (ix) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section; provided, however, that reimbursements to the Underwriter, if any, shall be limited to expenses actually incurred and provided further that in the case of clause (iii) and (viii), the Parent and the Company shall not be requested to cover expenses of counsel for the Underwriter in excess of $5,000 in the aggregate.

10. The obligations of the Underwriter hereunder shall be subject, in its discretion, to the condition that all representations and warranties and other statements of the Parent and the Company herein are, at and as of the Time of Delivery, true and correct, the condition that the Parent and the Company shall have performed all of their obligations hereunder theretofore to be performed, and the following additional conditions:

(a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 7(a) hereof; the final term sheet in a form substantially consistent with Schedule II hereto, and any other material required to be filed by the Company pursuant to Rule 433(d) under the Act, shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433; if the Company has elected to rely upon Rule 462(b) under the Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the reasonable satisfaction of the Underwriter;

(b) Sullivan & Cromwell LLP, counsel for the Underwriter, shall have furnished to the Underwriter such written opinions, dated the Time of Delivery, in form and substance satisfactory to the Underwriter, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c) Cravath, Swaine & Moore LLP, counsel for the Company, shall have furnished to the Underwriter their written opinion and 10b-5 statement, each dated the Time of Delivery, in the form attached as Annex IIA and B hereto.

(d) George W. Patrick, General Counsel for the Company, shall have furnished to the Underwriter his written opinion, dated the Time of Delivery, in the form attached as Annex III hereto.

(e) On the date of this Agreement, no later than 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at the Time of Delivery, PricewaterhouseCoopers LLP shall have furnished to the Underwriter a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to the Underwriter, to the effect set forth in Annex I hereto;

(f) (i) None of the Parent, the Company or any of the Parent’s other subsidiaries shall have sustained since the date of the latest audited financial statements included in the Pricing Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus, and (ii) since the respective dates as of which information is given in the Pricing Prospectus there shall not have been any change in the capital stock or increase in long-term debt of the Parent, the Company or any of the Parent’s other subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Parent, the Company and the Parent’s other subsidiaries, otherwise than as set forth or contemplated in the Pricing Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Underwriter so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated in the Prospectus;

(g) On or after the Applicable Time (i) no downgrading shall have occurred in the rating accorded the Parent’s or the Company’s debt securities by any “nationally recognized statistical rating organization”, as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Parent’s or the Company’s debt securities;

(h) On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange; (ii) a suspension or material limitation in trading in the Parent’s or the Company’s securities on the New York Stock Exchange; (iii) a general moratorium on commercial banking activities declared by Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the judgment of the Underwriter makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated in the Prospectus;

(i) The Securities shall have been duly listed, subject to notice of issuance, or authorized for listing, on the New York Stock Exchange;

(j) Each of the Parent and the Company shall have furnished or caused to be furnished to the Underwriter at the Time of Delivery certificates of officers of the Parent and the Company reasonably satisfactory to the Underwriter as to the accuracy of the representations and warranties of the Parent and the Company, respectively, herein at and as of the Time of Delivery, as to the performance by the Parent and the Company of all their respective obligations hereunder to be performed at or prior to the Time of Delivery, as to the matters set forth in subsections (a), (f) and (g) of this Section and as to such other matters as the Underwriter may reasonably request.

11. (a) The Parent and the Company will, jointly and severally, indemnify and hold harmless the Underwriter against any losses, claims, damages or liabilities, joint or several, to which the Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus, the Pricing Disclosure Package or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Underwriter for any legal or other expenses reasonably incurred by the Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Parent and the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus, the Pricing Disclosure Package or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with the Underwriter Information.

(b) The Underwriter will indemnify and hold harmless the Parent and the Company against any losses, claims, damages or liabilities to which the Parent or the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus, the Pricing Disclosure Package or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus, the Pricing Disclosure Package or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with the Underwriter Information; and will reimburse the Parent and the Company for any legal or other expenses reasonably incurred by the Parent or the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

(c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ one separate counsel, and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate firm (in addition to one local counsel in each jurisdiction) if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) in an action where both the indemnifying and the indemnified party are actual or potential defendants, the indemnified party shall have reasonably concluded that there are actual or potential conflicting interests between the indemnifying party and the indemnified party, including situations in which there may be one or more legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party. No indemnified party shall, without the written consent of the indemnifying party (such consent not to be unreasonably withheld), effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder.

(d) If the indemnification provided for in this Section 11 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Parent and the Company on the one hand and the Underwriter on the other from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Parent and the Company on the one hand and the Underwriter on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Parent and the Company on the one hand and the Underwriter on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Parent and the Company bear to the total underwriting discounts and commissions received by the Underwriter, in each case as set forth on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Parent or the Company on the one hand or the Underwriter Information on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Parent, the Company, and the Underwriter agree that it would not be just and equitable if contributions pursuant to this subsection (d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e) The obligations of the Parent and the Company under this Section 11 shall be in addition to any liability which the Parent and the Company may otherwise have and shall extend, upon the same terms and conditions, to the directors, officers, employees and agents of the Underwriter and each person, if any, who controls the Underwriter within the meaning of the Act and each broker-dealer affiliate of the Underwriter; and the obligations of the Underwriter under this Section 11 shall be in addition to any liability which the Underwriter may otherwise have and shall extend, upon the same terms and conditions, to each officer, director and employee of the Parent and the Company and to each person, if any, who controls the Parent or the Company within the meaning of the Act.

12. The respective indemnities, agreements, representations, warranties and other statements of the Parent, the Company and the Underwriter, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of the Underwriter or any controlling person of the Underwriter, the Parent or the Company, or any officer or director or controlling person of the Parent or the Company and shall survive delivery of and payment for the Securities.

13. If for any reason, other than a default by the Underwriter in its obligation to purchase the Securities, any Securities are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Underwriter for all reasonable expenses approved in writing by the Underwriter, including reasonable fees and disbursements of counsel, incurred by the Underwriter in making preparations for the purchase, sale and delivery of the Securities not so delivered, but the Parent and the Company shall then be under no further liability to the Underwriter except as provided in Sections 9 and 11 hereof.

14. All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriter shall be delivered or sent by mail, telex or facsimile transmission to the Underwriter at: Edward D. Jones & Co., L.P., 12555 Manchester Road, St. Louis, Missouri 63131; and if to the Parent or the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Secretary. Any such statements, requests, notices or agreements shall take effect upon receipt thereof. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriter is required to obtain, verify and record information that identifies its clients, including the Parent and the Company, which information may include the name and address of its clients, as well as other information that will allow the Underwriter to properly identify its clients.

15. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriter, the Parent and the Company and, to the extent provided in Sections 11 and 12 hereof, the officers and directors of the Parent and the Company and each person who controls the Parent and the Company or the Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Securities from the Underwriter shall be deemed a successor or assign by reason merely of such purchase.

16. Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

17. The Parent and the Company acknowledge and agree that (i) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Parent and the Company, on the one hand, and the Underwriter, on the other, (ii) in connection therewith and with the process leading to such transaction the Underwriter is acting solely as a principal and not the agent or fiduciary of the Parent or the Company, (iii) the Underwriter has not assumed an advisory or fiduciary responsibility in favor of the Parent or the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether the Underwriter has advised or is currently advising the Parent or the Company) or any other obligation to the Parent or the Company except the obligations expressly set forth in this Agreement and (iv) the Parent and the Company have consulted their own legal and financial advisors to the extent they deemed appropriate. The Parent and the Company agree that they will not claim that the Underwriter has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Parent or the Company, in connection with such transaction or the process leading thereto.

18. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Parent, the Company and the Underwriter with respect to the subject matter hereof.

19. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

20. The Parent, the Company and the Underwriter hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

21. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

22. Notwithstanding anything herein to the contrary, each of the Parent and the Company are authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Parent and the Company relating to that treatment and structure, without the Underwriter imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax treatment” means US Federal and State income tax treatment, and “tax structure” is limited to any facts that may be relevant to that treatment.

If the foregoing is in accordance with your understanding, please sign and return to us five counterparts hereof, and upon the acceptance hereof by you, the Underwriter, this letter and such acceptance hereof shall constitute a binding agreement between the Underwriter, the Parent and the Company.

Very truly yours,

AMERICAN WATER CAPITAL CORP.

By:
Name:
Title:

AMERICAN WATER WORKS COMPANY, INC.

By:
Name:
Title:

Accepted as of the date hereof:

EDWARD D. JONES & CO., L.P.

By:
Name:
Title:

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